Exhibit 99.1

PACKAGING CORPORATION OF AMERICA REPORTS RECORD FIRST QUARTER 2014 RESULTS

Lake Forest, IL, April 22, 2014 – Packaging Corporation of America (NYSE: PKG) today reported first quarter net income of $90 million, or $0.92 per share. First quarter 2014 net income included after-tax charges for special items of $16 million, or $0.16 per share, including accrual of costs for the settlement of the containerboard antitrust lawsuit ($0.11), Boise integration related costs ($0.03) and non-cash charges related to the DeRidder restructuring ($0.02). Excluding these special items, first quarter 2014 net income was a record $106 million, or $1.08 per share, compared to first quarter 2013 net income of $62 million, or $0.64 per share. Net sales were a record $1.4 billion compared to first quarter 2013 net sales of $755 million.

The $0.44 per share increase in earnings, excluding special items, was driven by the acquisition of Boise ($0.35) and by PCA earnings improvement ($0.09). The PCA earnings improvement was a result of improved price and mix ($0.21) and lower medical, pension and worker’s compensation costs ($0.03), partially offset by higher costs for labor ($0.04), energy ($0.03), freight ($0.02), repairs ($0.02) and other items ($0.04). Higher costs and lower shipments from extreme weather conditions equated to $0.09 per share, of which $0.06 per share was recognized in first quarter earnings, and $0.03 per share was capitalized in inventory and will reduce second quarter earnings.

In PCA’s packaging segment, box shipments were up 31% over the first quarter of last year and up 29% per workday with one additional workday in the first quarter of 2014. Excluding Boise, PCA’s corrugated products shipments were up 3.4% in total, and up 1.8% per workday. With strong internal demand, PCA reduced its outside sales of containerboard by 12,000 tons compared to last year’s first quarter. Containerboard production was 821,000 tons, and PCA ended the quarter with its containerboard inventories down 4,000 tons compared to the first quarter of 2013. Packaging EBITDA in the first quarter of 2014, excluding special items, was $244 million on sales of $1,097 million.

In PCA’s paper segment, office paper shipments were up 5.5% over the first quarter of last year, or about 10,000 tons, but down about 20,000 tons in printing and converting and pressure sensitive grades as a result of last year’s capacity rationalization at the International Falls, MN mill. Prices improved during the quarter as the result of previously announced increases, and total paper inventories fell by about 25,000 tons compared to last year’s first quarter. Paper EBITDA in the first quarter of 2014, excluding special items, was $40 million on sales of $309 million.

Commenting on reported results, Mark W. Kowlzan, Chief Executive Officer of PCA, said “We had an outstanding quarter, despite extremely severe weather conditions, driven by strong operations and the acquisition of Boise which was 48% accretive to PCA’s earnings. The integration of Boise with PCA operations remains ahead of schedule and positively impacted first quarter results.”

“Looking ahead to the second quarter,” Mr. Kowlzan added, “we expect higher volume in corrugated products, higher prices in white papers, and lower fuel consumption with warmer weather. Three of our mills will be down for annual maintenance outages in the second quarter, compared to only one mill down in the first quarter, which will result in increased costs and lower production. We expect higher medical and worker’s compensation costs compared to the abnormally low costs experienced in the first quarter, and higher electricity costs with normal seasonal rate increases. In addition, earnings will be reduced with recognition of the remaining earnings impact from the first quarter extreme weather conditions and a higher tax rate. Considering these items, we currently expect second quarter earnings of about $1.10 per share.”

PCA is the fourth largest producer of containerboard and corrugated packaging products in the United States and the third largest producer of uncoated freesheet paper in North America. PCA operates eight paper mills and 98 corrugated products plants and related facilities.

CONTACT:

Barbara Sessions
Packaging Corporation of America
INVESTOR RELATIONS: (877) 454-2509
PCA’s Website: www.packagingcorp.com

Conference Call Information:

WHAT:	Packaging Corporation of America’s 1st Quarter 2014 Earnings
Conference Call

WHEN:	Wednesday, April 23, 2014
10:00 a.m. Eastern Time

CALL-IN	(855) 730-0288 (U.S. and Canada) or (832) 412-2295 (International)

NUMBER:	Dial in by 9:45 a.m. Eastern Time
Conference Call Leader: Mr. Mark Kowlzan

WEBCAST:	http://www.packagingcorp.com

REBROADCAST DATES:	April 23, 2014 1:00 p.m. Eastern Time through
May 7, 2014     11:59 p.m. Eastern Time

REBROADCAST NUMBER:	(855) 859-2056 (U.S. and Canada) or (404) 537-3406 (International)
Passcode: 35494224

Some of the statements in this press release are forward-looking statements. Forward-looking statements include statements about our future earnings and financial condition, our industry and our business strategy. Statements that contain words such as “ will”, “should”, “anticipate”, “believe”, “expect”, “intend”, “estimate”, “hope” or similar expressions, are forward-looking statements. These forward-looking statements are based on the current expectations of PCA. Because forward-looking statements involve inherent risks and uncertainties, the plans, actions and actual results of PCA could differ materially. Among the factors that could cause plans, actions and results to differ materially from PCA’s current expectations include the following: the impact of general economic conditions; conditions in the paper and packaging industries, including competition, product demand and product pricing; fluctuations in wood fiber and recycled fiber costs; fluctuations in purchased energy costs; the possibility of unplanned outages or interruptions at our principal facilities; and legislative or regulatory requirements, particularly concerning environmental matters, as well as those identified under Item 1A. Risk Factors in PCA’s Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission and available at the SEC’s website at “www.sec.gov”.

Non-GAAP measures used in this press release are reconciled to the most comparable measure reported in accordance with GAAP in the schedules to this press release.

Packaging Corporation of America
Consolidated Earnings Results
Unaudited
(dollars in millions, except per-share data)

	Three Months Ended
	March 31
	2014 (1)		2013 (2)
Net sales	$1,431.3		$755.2
Cost of sales	(1,129.9)	(3)	(570.0)
Gross profit	301.4		185.2
Selling, general, and administrative expenses	(116.5)		(75.3)
Other expense, net	(24.0)	(3)	(3.9)
Income from operations	160.9		106.0
Interest expense, net	(20.8)		(9.3)
Income before taxes	140.1		96.7
Provision for income taxes	(50.0)		(34.4)
Net income	$90.1		$62.3
Earnings per share:
Basic	$0.92		$0.65
Diluted	$0.92		$0.64
Supplemental financial information:
Capital spending	$50.9		$27.3
Cash balance	$185.7		$268.0
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The first quarter 2014 consolidated earnings results include Boise for the full period.

(2)
Effective January 1, 2014, the Company elected to change its method of accounting for inventories from lower of cost, as determined by the LIFO method, or market, to lower of cost, as determined by the average cost method, or market. The Company has applied this change in method of inventory costing retrospectively to all prior periods presented herein in accordance with US generally accepted accounting principles relating to accounting changes. For more information, see Note 2, Change in Accounting Principle, of the Condensed Notes to Unaudited Quarterly Consolidated Financial Statements in our March 31, 2014, Form 10-Q which we plan to file on or about May 8, 2014.

(3)	The three months ended March 31, 2014, includes $4.1 million of integration-related costs recorded in "Other expense, net".
In March 2014, we announced our plan to restructure the DeRidder, Louisiana, mill and convert the Number 3 newsprint machine (D3) to a lightweight linerboard and corrugated medium machine. The three months ended March 31, 2014, includes $4.0 million of restructuring charges, of which $2.9 million is recorded in "Cost of sales" and $1.1 million is recorded in "Other expense, net".
The three months ended March 31, 2014, includes $17.6 million of costs accrued for the settlement of the Kleen Products LLC v Packaging Corp. of America et al class action lawsuit. These costs are recorded in “Other expense, net.”

Packaging Corporation of America
Segment Information
Unaudited
(dollars in millions)

	Three Months Ended
	March 31
	2014 (1)	2013 (2)
Segment sales (3)
Packaging	$1,097.4	$755.2
Paper	309.3	—
Intersegment eliminations and other	24.6	—
	$1,431.3	$755.2

Segment income (loss) (3)
Packaging	$170.7	$117.9
Paper	27.7	—
Corporate and Other	(37.5)	(11.9)
Income from operations	160.9	106.0
Interest expense, net	(20.8)	(9.3)
Income before taxes	$140.1	$96.7

Segment income (loss) excluding special items (3)(4)
Packaging	$174.7	$117.9
Paper	28.4	—
Corporate and Other	(16.5)	(11.9)
	$186.6	$106.0

EBITDA (3)(4)
Packaging	$240.3	$160.2
Paper	39.7	—
Corporate and Other	(35.7)	(11.5)
	$244.3	$148.7

EBITDA excluding special items (3)(4)
Packaging	$244.3	$160.2
Paper	40.4	—
Corporate and Other	(14.7)	(11.5)
	$270.0	$148.7
____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The first quarter 2014 consolidated earnings results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)
Prior to the acquisition of Boise in fourth quarter 2013, we reported our results in one reportable segment. After the acquisition, we began reporting our business in three reportable segments: Packaging, Paper, and Corporate and Other. These segments represent distinct businesses that we manage separately because of differing products and services. In accordance with Accounting Standards Codification 280, "Segment Reporting," we recast prior period segment information to conform with current period information. For more information, see Note 19, Segment Information, of the Notes to Consolidated Financial Statements in our 2013 Form 10-K.

(4)
Segment income (loss) excluding special items, earnings before interest, income taxes, and depreciation, amortization, and depletion (EBITDA), and EBITDA excluding special items are non-GAAP financial measures. We present these measures because they provide a means to evaluate the performance of our segments and our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and the performance of their segments. The tables included in "Reconciliation of Non-GAAP Financial Measures" reconcile the non-GAAP measures with the most directly comparable GAAP measures. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)

	Three Months Ended
	March 31
	2014 (1)	2013 (2)
Packaging
Segment income (3)	$170.7	$117.9
DeRidder restructuring	4.0	—
Segment income excluding special items (4)	$174.7	$117.9

Paper
Segment income (3)	$27.7	$—
Integration-related costs	0.7	—
Segment income excluding special items (4)	$28.4	$—

Corporate and Other
Segment loss (3)	$(37.5)	$(11.9)
Containerboard lawsuit settlement	17.6	—
Integration-related costs	3.4	—
Segment loss excluding special items (4)	$(16.5)	$(11.9)

Income from operations	$160.9	$106.0

Income from operations, excluding special items (4)	$186.6	$106.0
 ____________

(1)	On October 25, 2013, we acquired Boise Inc. (Boise). The first quarter 2014 consolidated earnings results include Boise for the full period.

(2)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(3)	See footnote (3) on page 2, for a discussion of our segment reporting.

(4)	See footnote (4) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
Net Income and EPS Excluding Special Items (1)

	Three Months Ended March 31
	2014 (2)		2013 (3)
	Net Income	Diluted EPS	Net Income	Diluted EPS
As reported	$90.1	$0.92	$62.3	$0.64
Special items (4):
Containerboard lawsuit settlement	11.2	0.11	—	—
Integration-related costs	2.6	0.03	—	—
DeRidder restructuring	2.6	0.02	—	—
Total special items	16.4	0.16	—	—
Excluding special items	$106.5	$1.08	$62.3	$0.64
 ____________

(1)
Net income and earnings per share excluding special items are non-GAAP financial measures. The after-tax effect of special items are presented because they provide a means to evaluate the performance of our company on an ongoing basis using the same measures that are used by our management and because these measures are frequently used by investors and other interested parties in the evaluation of companies and their performance. Any analysis of non-GAAP financial measures should be done only in conjunction with results presented in accordance with GAAP. The non-GAAP measures are not intended to be substitutes for GAAP financial measures and should not be used as such.

(2)	On October 25, 2013, we acquired Boise, Inc. (Boise). The first quarter 2014 results include Boise for the full period.

(3)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(4)
Special items are tax-affected at a combined federal and state income tax rate in effect for the period the special items were recorded. For more information related to these items, see the footnotes to the Consolidated Earnings Results on page one and our 2014 Form 10-Q for the quarter ended March 31, 2014, which we plan to file on or about May 8, 2014.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
EBITDA and EBITDA Excluding Special Items
EBITDA represents income before interest (interest expense and interest income), income taxes, and depreciation, amortization, and depletion. The following table reconciles net income to EBITDA and EBITDA to EBITDA excluding special items:

	Three Months Ended
	March 31
	2014	2013 (1)
Net income	$90.1	$62.3
Interest expense, net	20.8	9.3
Provision for income taxes	50.0	34.4
Depreciation, amortization, and depletion	83.4	42.7
EBITDA (2)	$244.3	$148.7
Special items:
Containerboard lawsuit settlement	$17.6	$—
Integration-related costs	4.1	—
DeRidder restructuring	4.0	—
EBITDA excluding special items (2)	$270.0	$148.7
 ____________

(1)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(2)	See footnote (4) on page 2, for a discussion of non-GAAP financial measures.

Packaging Corporation of America
Reconciliation of Non-GAAP Financial Measures
Unaudited
(dollars in millions)
The following table reconciles segment income (loss) to EBITDA and EBITDA excluding special items:

	Three Months Ended
	March 31
	2014	2013 (1)
Packaging
Segment income	$170.7	$117.9
Depreciation, amortization, and depletion	69.6	42.3
EBITDA (2)	240.3	160.2
DeRidder restructuring	4.0	—
EBITDA excluding special items (2)	$244.3	$160.2

Paper
Segment income	$27.7	$—
Depreciation, amortization, and depletion	12.0	—
EBITDA (2)	39.7	—
Integration-related costs	0.7	—
EBITDA excluding special items (2)	$40.4	$—

Corporate and Other
Segment loss	$(37.5)	$(11.9)
Depreciation, amortization, and depletion	1.8	0.4
EBITDA (2)	(35.7)	(11.5)
Containerboard lawsuit settlement	17.6	—
Integration-related costs	3.4	—
EBITDA excluding special items (2)	$(14.7)	$(11.5)

EBITDA (2)	$244.3	$148.7

EBITDA excluding special items (2)	$270.0	$148.7
 ____________

(1)	See footnote (2) on page 1, for a discussion of the change in our method of accounting for inventories.

(2)	See footnote (4) on page 2, for a discussion of non-GAAP financial measures.